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Exhibit 3.1

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
EXCO RESOURCES, INC.

ARTICLE ONE

        The name of the corporation is EXCO Resources, Inc. (the "Corporation"). The Corporation, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "TBCA"), hereby adopts this Second Amended and Restated Articles of Incorporation which accurately copy the Corporation's Restated Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Second Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

ARTICLE TWO

        The following Articles of the Corporation's Restated Articles of Incorporation have been amended and are restated in their entirety as indicated in the Second Amended and Restated Articles of Incorporation, which are set forth below as Article Four, hereof.

        1.     Article Seven of the Restated Articles of Incorporation is hereby deleted in its entirety in the Second Amended and Restated Articles of Incorporation as this is no longer required by the TBCA.

        2.     Article Nine of the Restated Articles of Incorporation is hereby amended in Article Eight of the Second Restated Articles of Incorporation to read as follows:

        "The street address of the registered office of the Corporation is 350 N. St. Paul Street, Dallas, Texas 75201 and the name of its registered agent at such address is CT Corporation System."

        3.     Article Eleven of the Restated Articles of Incorporation is hereby amended in Article Ten of the Second Amended and Restated Articles of Incorporation to read as follows:

        "The Corporation currently has nine (9) directors and thereafter the number of directors shall be fixed by the bylaws of the Corporation and may be changed in accordance with the manner prescribed by the bylaws. The names and addresses of the currently elected and serving directors are:

NAME	ADDRESS
Douglas H. Miller	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
T.W. Eubank	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Stephen F. Smith	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
J. Douglas Ramsey	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Richard E. Miller	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Vincent J. Cebula	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Robert H. Niehaus	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Jeffrey Serota	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Lenard Tessler	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251"

ARTICLE THREE

        Each such amendment made by these Second Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the TBCA and the constituent documents of the Corporation, and such Second Amended and Restated Articles of Incorporation and each such amendment made by these Second Amended and Restated Articles of Incorporation was duly adopted by the sole shareholder of the Corporation on February 23, 2005.

ARTICLE FOUR

        The Corporation's Restated Articles of Incorporation, and all amendments and supplements thereto are hereby superseded by the following Second Amended and Restated Articles of

Incorporation which accurately copy the entire text thereof and as amended as set forth above, and the text of the Restated Articles of Incorporation, and all amendments thereto is hereby amended and restated in its entirety to read as follows:

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
EXCO RESOURCES, INC.

ARTICLE ONE

        The name of the Corporation is EXCO Resources, Inc. (the "Corporation").

ARTICLE TWO

        The period of the Corporation's duration is perpetual.

ARTICLE THREE

        The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE FOUR

        The aggregate number of shares that the Corporation shall have authority to issue is 100,000 shares of Common Stock. The shares shall have a par value of $0.01 per share.

ARTICLE FIVE

        No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

ARTICLE SIX

        No shareholder of the Corporation shall by reason of holding shares of any class have any preemptive or preferential right to purchase or subscribe for any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, regardless of whether the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion, may grant the shareholders to purchase such additional securities; and the Board of Directors may issue additional or treasury shares of common stock of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of common stock without offering the same in whole or in part to the existing shareholders.

ARTICLE SEVEN

        The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors.

ARTICLE EIGHT

        The street address of the registered office of the Corporation is 350 N. St. Paul Street, Dallas, Texas 75201 and the name of its registered agent at such address is CT Corporation System.

ARTICLE NINE

        Any action required to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken in compliance with Article 9.10 of the Texas Business Corporation Act (as amended from time to time) without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE TEN

        The Corporation currently has nine (9) directors and thereafter the number of directors shall be fixed by the bylaws of the Corporation and may be changed in accordance with the manner prescribed by the bylaws. The names and addresses of the currently elected and serving directors are:

NAME	ADDRESS
Douglas H. Miller	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
T.W. Eubank	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Stephen F. Smith	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
J. Douglas Ramsey	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Richard E. Miller	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Vincent J. Cebula	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Robert H. Niehaus	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Jeffrey Serota	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251
Lenard Tessler	12377 Merit Drive Suite 1700, LB 82 Dallas, Texas 75251

ARTICLE ELEVEN

        A director of the Corporation shall not be personally liable to the Corporation or the shareholders of the Corporation for monetary damages for an act or omission in the director's capacity as director, except for liability for any of the following:

  (1)
  A breach of the director's duty of loyalty to the Corporation or the shareholders of the Corporation;

  (2)
  An act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or knowing violation of the law;

  (3)
  A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director's office; or

  (4)
  An act or omission for which the liability of a director is expressly provided by an applicable statute.

        If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such Acts, as so amended.

        Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Any repeal or modification of those provisions of the Texas Business Corporation Act or Texas Miscellaneous Corporation Laws Act that concerns the limitation of director liability shall not be construed to adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification unless such adverse construction is required by law.

ARTICLE TWELVE

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (i) a director or officer of the Corporation or, at the request of the Corporation, a director or officer of any other corporation or (ii) is or was a director or officer of this Corporation or, at the request of the Corporation, a director or officer of any other corporation, and is or was serving as an agent of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter called an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Texas Business Corporation Act or the Texas Miscellaneous Laws Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such Indemnitees in connection therewith; provided, however, that the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part hereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

ARTICLE THIRTEEN

        The affirmative vote of a majority of the outstanding shares entitled to vote on a matter shall be sufficient to approve any matter that requires the vote of the shareholders, except for any matter for which the affirmative vote of a higher specified portion of shares entitled to vote is required by the provisions of the Texas Business Corporation Act, as it now exists or as it may be amended from time to time. Notwithstanding the foregoing, nothing in this article shall require the affirmative vote of a higher portion of shares entitled to vote on a matter than is required by the provisions of the Texas Business Corporation Act, as it now exists or as it may be amended from time to time.

        IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of February, 2005.

By:	/s/ T.W. EUBANK T. W. Eubank, President

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  Exhibit 3.1
SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EXCO RESOURCES, INC.
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR
SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EXCO RESOURCES, INC. ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR
ARTICLE FIVE
ARTICLE SIX
ARTICLE SEVEN
ARTICLE EIGHT
ARTICLE NINE
ARTICLE TEN
ARTICLE ELEVEN
ARTICLE TWELVE
ARTICLE THIRTEEN